UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On July 18, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing it has advanced exploration and delineation activities at its Burke Hollow and Palangana ISR projects in South Texas that are slated for further near-term development in preparation for uranium extraction.

Highlights:

●	The Burke Hollow In-Situ Recovery (“ISR”) Project’s Production Area-2 (“PA-2”) has been established within the northern half of the project;

●
Burke Hollow PA-2 hosts three major sub-roll units of uranium mineralization, ranging from 160 to 210 feet in depth and occurs within the Goliad Formation Lower A sand, ranging in thickness from 20 feet to over 50 feet;

●
To date, 533 exploration and delineation holes totaling 232,655 feet have been drilled within Burke Hollow PA-2 area. The in-progress delineation drilling campaign is continuing with five contract drilling rigs;

●	An SK-1300 technical report summary for Burke Hollow will be updated before the end of 2023 to reflect the drilling results;

●	External and internal monitor well installation is to commence after completing all delineation drilling;

●	At the past producing Palangana ISR project, a total of 30 development and delineation holes were recently completed within the fully permitted Production Area 4 (“PA-4”); and

●
UEC’s South Texas hub-and-spoke strategy is anchored by its fully licensed Hobson Processing Plant with licensed capacity of four million pounds U3O8 annually. Hobson will process uranium loaded resin recovered from satellite projects including Palangana and Burke Hollow ISR projects.

The Company has established its second Production Area at the Burke Hollow ISR Project located in Bee County and has also recently conducted delineation drilling at the past producing Palangana ISR Project in Duval County, Texas.

Andy Kurrus, VP of Resource Development stated: “This is an important achievement in our continuing program to advance the Burke Hollow project towards uranium extraction. This ISR project is the largest Goliad Formation deposit ever discovered in the South Texas Uranium Trend and the largest discovery made in the last decade within the United States. We are pleased to have defined Production Area 2 and are looking forward to the continuation of the project’s advancement as we prepare for the next phase of uranium extraction. The company will continue with delineation drilling at PA-2 with five drilling rigs, followed by the final design and installation of the PA-2 monitoring ring.”

2023 Drilling program at Burke Hollow ISR Project, South Texas

Palangana Production Area-4 Development Drilling

The fully permitted and past producing Palangana project is being advanced for production re-start with development drilling at Production Area-4. The company completed 30 delineation holes which will guide future wellfield design and installation.

The Fully Operational and Past Producing Palangana Ion Exchange Facility, South Texas

UEC’s fully licensed Hobson Processing Plant, South Texas

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(d)                      Exhibits

Exhibit	Description
99.1	News Release dated July 18, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 18, 2023.	URANIUM ENERGY CORP.

	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer